SCHEDULE 14A
(Rule 14a-101)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

MediaBin, Inc.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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MEDIABIN, INC.
7 Piedmont Center Suite 600
3525 Piedmont Road
Atlanta, Georgia 30305-1530

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on September 11, 2002

TO THE SHAREHOLDERS OF MEDIABIN, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of MediaBin, Inc., (the “Company”) will be held on September 11, 2002, at 3:00 p.m. local time, in the conference room at Ruseløkkvn. 26, Oslo, Norway, to consider and act upon the following matters:

1.
A proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s $.01 par value common stock to 200,000,000 shares, an increase of 160,000,000 shares;

2.	A proposal to amend the Company’s 2001 Stock Option Plan (the “Plan”) to increase the number of Common Shares issuable under the Plan by 37,225,508 shares; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 23, 2002 as the record date for the determination of the stockholders entitled to notice and to vote at, the special meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be open to examination by all stockholders, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 7 Piedmont Center, Suite 600, 3525 Piedmont Road, Atlanta, Georgia 30305-1530, and during the meeting.

Shareholders of record at the close of business on August 23, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Haines H. Hargrett
Secretary

August 27, 2002
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

MEDIABIN, INC.
7 Piedmont Center Suite 600
3525 Piedmont Road
Atlanta, Georgia 30305-1530

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
To Be Held on September 11, 2002

General

This Proxy Statement and the enclosed proxy card are furnished on behalf of the Board of Directors of MediaBin, Inc., a Georgia corporation (the “Company”) for use at the special meeting of Shareholders to be held on September 11, 2002, at 3:00 p.m. local time in Oslo, Norway (the “Special Meeting”) or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held in the conference room at Ruseløkkvn. 26, Oslo, Norway. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about August 27, 2002 to all shareholders entitled to vote at the Special Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

As used in this Proxy Statement, the term the “Company” refers to MediaBin, Inc. and its subsidiaries, unless the context otherwise requires.

Shareholders Entitled to Vote

The Board of Directors has fixed August 23, 2002 as the record date for determining shareholders who are entitled to vote at the Special Meeting. At the close of business on July 31, 2002, there were outstanding and entitled to vote 17,529,607 shares of common stock of the Company, $.01 par value per share (“Common Stock”). Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

The holders of at least a majority of the total shares of Common Stock outstanding on the record date, whether present at the Special Meeting or in person, or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The shares held by each shareholder who signs and returns the enclosed proxy card will be counted for the purposes of determining the presence of a quorum at the Special Meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the Special Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the

Company, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

The affirmative vote of the holders of a majority of the total shares of Common Stock outstanding on the record date is required for the approval of the Proposal 1. Accordingly, the withholding of authority to vote shares by a shareholder (including broker non-votes) will be counted in computing a majority of shares voted in favor of Proposal 1 and thus will have the same effect as a vote against Proposal 1. The affirmative vote of the holders of a majority of the votes cast at the Special Meeting is required for the approval of the Proposal 2. The withholding of authority to vote shares by a shareholder (including broker non-votes) will not be counted in computing a majority of shares voted in favor of Proposal 2 and thus such withholding of authority will have no effect on the vote on Proposal 2. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on the Proposal. Each proxy card will be voted in accordance with the shareholder’s directions. Abstentions with respect to any matter to be voted upon at the Special Meeting will have the same effect as a vote against the Proposal. When the enclosed proxy card is properly signed and returned, the shares that it represents will be voted at the Special Meeting in accordance with the instructions noted thereon. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative notes, abstentions, and broker non-votes.

OVERVIEW OF PROPOSALS

PROPOSAL 1
TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Our Board of Directors has approved an amendment to our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to increase the number of authorized shares of common stock from 40,000,000 shares to 200,000,000 shares. Our Board of Directors recommends that our stockholders approve this amendment. Of the 40,000,000 shares of Common Stock currently authorized, as of July 31, 2002, 17,529,600 shares were issued and outstanding, 1,875,200 shares were reserved for issuance upon exercise of outstanding warrants, and a total of 8,063,900 shares of Common Stock were reserved for issuance under the 1994 Amended and Restated Stock Option Plan, the 2001 Stock Option Plan and the Amended and Restated 1994 Directors Stock Option Plan. As a result, only 12,531,400 shares of Common Stock remain available for future issuance. Under the proposed amendment, the first sentence of Article Two of the Articles of Incorporation would be amended and restated as follows: “The corporation shall have authority, exercisable by its Board of Directors, to issue up to 200,000,000 shares of common stock, $0.01 par value per share.”

The Company’s Board of Directors recommends a vote FOR the amendment to the Articles of Incorporation.

Purpose

Our Board of Directors believes that it is in the best interests of the Company and our shareholders to increase the number of authorized shares of our common stock to insure that we have a sufficient number of shares for future issuances. The availability of such shares will provide us with flexibility to issue common stock to meet our business and financial needs, such as stock dividends (including stock splits in the form of stock dividends), offerings and financing, debt conversion (including the possible conversion of the Company’s debt as described below), acquisitions, or strategic business relationships. Further, our Board of Directors believes the availability of additional shares of common stock will enable us to attract and retain talented employees through the grant of stock options or other stock-based incentives. Our Board of Directors will determine whether, when, and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

Terms of Debt Conversion

In order to fund the Company’s operations in 2000 and 2001, the Company borrowed funds from two of its principal shareholders, Venturos AS (“Venturos”) and Glastad Holding, Ltd. (“Glastad”) in exchange for Promissory Notes. These Promissory Notes have terms and provisions customary to such types of Notes. An aggregate of $9,911,300 including interest is outstanding as of July 31, 2002, pursuant to the Notes.Pursuant to the terms of the Notes, in the event that we successfully complete a private placement or public offering of common stock raising funds greater than $2,000,000, then the Lenders automatically will convert $6,963,800 of the loans and have the option to convert the balance of $2,947,500 into shares of common stock at a price equal to 75% of the private placement or public offering price. Venturos and Glastad will also have the option of converting the outstanding interest on the Notes into shares of Common Stock at the same discounted price per share.

Subsequent to June 30, 2002, we entered into loan agreements with Venturos, Glastad, and Gezina AS, another of our shareholders (the “Lenders”), under which we have borrowed a total of $3,810,800. Pursuant to the terms of the Notes, in the event that we successfully complete a private placement or public offering of common stock raising funds greater than $1,000,000, then the Lenders have the option to convert the loan into shares of common stock at a price equal to 75% of the private placement or public offering price.

All loans from shareholders have been subordinated to all other liabilities and obligations of the Company.

Our management has determined that we will need to raise additional capital to fund our operations in the near future. Currently, we are actively pursuing discussions with various persons with respect to a possible financing, however, as of the date of this proxy statement, no person has committed formally or informally to invest in the Company. Based on the Company’s stock price as of the close of business on July 31, 2002, which was US $0.30 as listed on the Oslo Stock Exchange, if we complete a financing transaction of at least $2,000,000 and each of the Notes were, in fact, converted into Common Stock of the Company, Venturos, Glastad and Gezina would be issued 42,939,500, 15,254,900 and 2,793,000 shares of the Company’s Common Stock, respectively. In aggregate and including those shares of Common Stock of which Venturos, Glastad and Gezina beneficially held on July 31, 2002, Venturos would hold 46,589,500 (43.8%), Glastad would own 17,394,600 (16.3%) and Gezina would own 4,150,700 (3.9%), respectively, of the Company’s Common Stock on a fully diluted basis. Shareholders are reminded that the numbers given in this paragraph are for illustrative purposes only.

Dilution and Interests of Current Directors and Shareholders

In the event the Company issues the maximum number of new shares of Common Stock, the ownership percentage of the current shareholders will be substantially diluted. Additionally, the purchase by an individual or a group of individual shareholders who presently own shares in the Company may also provide an increased ability for such shareholders to control corporate decisions of the Company. The Company cannot limit the ability of Venturos and Glastad to participate in any future offering, or increase their ownership of the Company by purchasing additional shares on the open market.

Two of our directors, Terje Mikalsen and Åsmund Sløgedal, are affiliates of Venturos and may have an interest in the conversion of the Notes held by Venturos as well as the increase in ownership percentage in the Company by Venturos.

Risks Related to the Approval and Adoption of the Amendment

The issuance of Common Stock, for any of the general or corporate purposes described above, otherwise than on a pro rata basis to all current shareholders, could have a dilutive effect on our earnings per share and book value per share, and on a shareholder’s current voting power. The authorized shares of our Common Stock in excess of those already issued and outstanding will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our shareholders, except as may be required by applicable laws or the rules of any stock exchange or trading system on which the securities may be listed or traded, including the Oslo Stock Exchange. Upon issuance, such shares will have the same rights as outstanding shares of Common Stock. Holders of Common Stock do not have any pre-emptive rights. Our Board of Directors does not intend to issue any Common Stock except on the terms which the Board deems to be in the best interest of the Company and our shareholders. Our Board of Directors does not recommend this proposed amendment with the intent to discourage tender offers or takeover attempts. However, the subsequent issuance of shares of our Common Stock could render more difficult or discourage a merger, tender offer, proxy contest, or other attempt to gain control of the Company.

In the event each of the Notes are converted at a discount to the fair market value of the Common Stock as listed on the Oslo Stock Exchange at the time of such conversion, the issuance of such shares could adversely effect the prevailing market price of the Company’s Common Stock and could make it more difficult for us to raise additional capital through the sale of equity securities in the future.

The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders. The approval of the amendment to the Articles of Incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our Common Stock. If the amendment is not approved, our authorized Common Stock will not change, so, accordingly, shareholder approval is very important to the future of our Company.

The Board of Directors recommends that the shareholders of the Company approve the increase in the number of authorized shares of Common Stock and vote FOR this Proposal. Proxies solicited by the Company’s Board of Directors will be voted FOR this proposal unless instructions to the contrary are given.

PROPOSAL 2
AMENDMENT TO 2001 STOCK OPTION PLAN

The Board of Directors of the Company has adopted, subject to the approval of the shareholders, an amendment to the Company’s 2001 Stock Option Plan (the “2001 Option Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2001 Option Plan by 37,225,508 shares.

Description of Proposed Amendment and Reasons for Changes

An aggregate of 8,174,500 shares of Common Stock have been reserved for issuance under the Company’s 1994 Amended and Restated Stock Option Plan (the “1994 Plan”) and the 2001 Option Plan. As of July 31, 2002, 110,600 shares of Common Stock have been issued upon the exercise of options granted under the 1994 Plan and no shares have been issued upon the exercise of options granted under the 2001 Option Plan. As of July 31, 2002, there were 3,954,800 shares of Common Stock subject to outstanding options granted under the 1994 Plan and 1,188,000 shares of Common Stock subject to outstanding options granted under the 2001 Option Plan.

Originally, 5,400,000 shares of Common Stock were reserved for issuance under the 1994 Plan. In May 2001, the Company approved the 2001 Option Plan. In approving the 2001 Option Plan, the Company reserved for issuance under such plan 774,492 shares of Common Stock, plus all shares that were reserved for issuance under the 1994 Plan and (i) which have not been issued, or (ii) which are not subject to outstanding options, or (iii) which are presently subject to outstanding options but which subsequently become unexercisable, through cancellation or expiration of such options or otherwise. At the same time, the Company determined that no additional options would be granted under the 1994 Plan.

In June 2002, the Company’s shareholders approved an amendment to the 2001 Plan to increase the number of shares of Common Stock reserved for issuance under the 2001 Plan by 2,000,000 shares. Accordingly, the Company has reserved for issuance under the 2001 Plan 2,774,500 shares of Common Stock, plus all shares that were reserved for issuance under the 1994 Plan and (i) which have not been issued, or (ii) which are not subject to outstanding options, or (iii) which are presently subject to outstanding options but which subsequently become unexercisable, through cancellation or expiration of such options or otherwise. As of July 31, 2002, 2,921,100 shares of Common Stock are available for grant under the 2001 Option Plan.

If the amendment to the 2001 Option Plan is approved, the number of shares reserved for issuance under the 2001 Option Plan would be increased by 37,225,508 shares such that the total number of shares of Common Stock reserved for issuance under the 2001 Option Plan will be 40,000,000 shares, plus all shares that were reserved for issuance under the 1994 Plan and (i) which have not been issued, or (ii) which are not subject to outstanding options, or (iii) which are presently subject to outstanding options but which subsequently become unexercisable, through cancellation or expiration of such options or otherwise.

The 2001 Option Plan is an essential part of the Company’s compensation and reward program for its employees because awards under the 2001 Option Plan permit employees to benefit from the Company’s growth and financial performance. The Board of Directors believes that it is in the best interests of the Company to authorize additional shares under the 2001 Option Plan to continue to provide employees compensation and reward for their efforts to accomplish the Company’s long-term and short-term goals.

The number of shares of Common Stock authorized for issuance in the Company’s Articles of Incorporation must be increased in order for the amendment to the 2001 Option Plan described in this Proposal 2 to be effective. Therefore, Proposal 1 must be approved in order for the amendment to the 2001 Option Plan described in this Proposal 2 to be effective.

The major features of the 2001 Option Plan as proposed to be amended are summarized below. A copy of the 2001 Option Plan may be obtained from the Company.

Description of 2001 Option Plan

The purpose of the 2001 Option Plan is to provide incentives for employees and key persons to promote the success of the Company and to enhance the Company’s ability to attract and retain the services of such persons. Options granted under the 2001 Option Plan may be either (i) options intended to qualify as “incentive stock options” under Section 422 of the Code, or (ii) non-qualified stock options. Stock options may be granted under the 2001 Option Plan for all employees and key persons of the Company.

The 2001 Option Plan is administered by the Board of Directors or by the Compensation Committee, in whole or in part, as delegated by the Board. The Board of Directors has the authority to determine exercise prices applicable to the options, the eligible employees or key persons to whom options may be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable. Options granted under the 2001 Option Plan generally vest over three years. No option is transferable by the optionee other than by will or the laws of descent and distribution or as a bona fide gift and each option is exercisable during the lifetime of the optionee only by such optionee or donee. Any incentive stock option that is granted under the 2001 Option Plan may not be granted at a price less than the fair market value of the Company’s Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Board of Directors, which may be less than the fair market value of the Company stock on the date of grant. Each option granted under the 2001 Option Plan is exercisable for a period not to exceed ten years from the date of grant (or, with respect to incentive stock options, five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier after a designated period of time following termination of the recipient’s employment with the Company, or as determined by the Board of Directors.

Federal Income Tax Consequences

Federal tax consequences to the Company and to participants of awards of options will vary with the type of option awarded and the timing of the participant’s disposition of Common Stock purchased through the exercise of options. A participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or non-qualified option under the 2001 Option Plan. If the participant holds the Common Stock acquired through the exercise of an incentive stock option for at least two years after the date of grant of the option and one year after exercising the option, and at all times from the date of the grant of such option until the day three months prior to the exercise of such option he or she was an employee of the Company, he or she generally will not recognize ordinary income on the purchase or disposition of Common Stock. The inherent spread between the exercise price and fair market value is an item of tax preference, however, for purposes of computing the participant’s liability for alternative minimum tax. Any gain or loss on the sale of the Common Stock after the required holding periods, calculated using the exercise price paid as the basis in the acquired shares, will be subject to capital gains treatment. A participant who disposes of the Common Stock before these holding periods are satisfied will have engaged in a “disqualifying disposition” and will recognize taxable compensation income, at the time of disposition of the Common Stock, equal to the difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time the incentive stock option was exercised. The participant’s basis in the Common Stock for purposes of calculating gain in a disqualifying disposition is increased to its fair market value as of the date of exercise. The participant will also be subject to tax on capital gain, if any, upon the sale of the Common Stock in a disqualifying disposition, equal to the amount realized in excess of the increased basis. Generally, the Company is not entitled to a tax deduction under the grant of an option or the exercise of an incentive stock option under the 2001 Option Plan. However, if the participant engages in a disqualifying disposition, the Company may take a tax deduction equal to the amount of ordinary income recognized by the participant.

Upon exercise of a non-qualified stock option, the participant recognizes taxable compensation equal to the difference between the fair market value of the Common Stock and the exercise price paid under the non-qualified stock option. The Company is entitled to deduct this amount for tax purposes, provided that the Company timely reports to the Internal Revenue Service (generally through the W-2 or a Form 1099, as applicable) the compensation income deemed received by the participant. The participant is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through the exercise of an option, with the participant’s holding period of the Common Stock determining whether short-term or long-term capital gains treatment will apply. Corporate income tax deductions for reasonable compensation paid to the Chief Executive Officer and the four other highest paid officers of the Company, since it is subject to the reporting requirements of Section 12 of the Exchange Act, are limited to $1 million per year under Section 162(m) of the Code, with certain exceptions. Amounts taxed as compensation income upon the exercise of a non-qualified stock option or the disqualifying disposition of shares purchased through the exercise of an incentive stock option are included in the $1 million limit unless certain procedures are implemented. The 2001 Option Plan requires that any grants of stock options to the Chief Executive Officer or four other highest paid officers of the Company be made by a compensation committee composed of two or more outside directors and limits the number of options which could be granted to any employee during a twelve-month period.

The number of shares of Common Stock authorized for issuance in the Company’s Articles of Incorporation must be increased in order for the amendment to the 2001 Option Plan described in this Proposal 2 to be effective. Therefore, do not vote for this Proposal 2 unless you also vote for Proposal 1. The Board of Directors of the Company recommends a vote FOR the Amendment to the Company’s 2001 Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 31, 2002, the beneficial ownership of the Company’s outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) the Company’s Chief Executive Officer and each of the four most highly compensated executive officers of the Company during 2001, (iii) each director of the Company, and (iv) all executive officers and directors as a group:

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owners (1)	Number of Shares of Common Stock	Percentage of Class
David P. Moran(3)	272,000	1.5%
John C. Bacon(4)	1,300,000	6.9%
John R. Festa(5)	830,100	4.5%
Terje Mikalsen(6)(12)	3,650,000	*
Åsmund R. Sløgedal(7)	148,000	*
Steven Yung	0	*
Robert Estes(8)	138,300	*
David G. Gibson(9)	148,300	*
Haines H. Hargrett(10)	146,700	*
Burton M. Smith(11)	149,500	*
Venturos AS(6) (12)	3,650,000	20.8%
Glastad Holding, Ltd.	2,139,700	12.2%
Brovigtank AS	1,357,700	7.7%
All executive officers and directors as a group (10 persons)	6,782,900	33.1%

* Less than 1% of the outstanding Common Stock
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 17,529,600 shares of Common Stock outstanding as of July 31, 2002. The business address of each beneficial owner other than Venturos AS, Glastad Holding, Ltd. and Brovigtank AS is c/o MediaBin, Inc., 7 Piedmont Center Suite 600, 3525 Piedmont Road, Atlanta, Georgia 30305-1530. The business address of Venturos AS is PO Box 113, 4551 Farsund, Norway. The business address of Glastad Holding, Ltd. is P.O. Box 772 Sentrum, 0106 Oslo, Norway. The business address of Brovigtank AS is Radhusgt. 5b, 0151 Oslo, Norway.

(2)
Includes shares of Common Stock subject to options that may be exercised within 60 days of July 31, 2002. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.

(3)	Includes options to purchase 250,000 shares of Common Stock.
(4)	Includes options to purchase 1,300,000 shares of Common Stock.
(5)	Includes options to purchase 830,100 shares of Common Stock.
(6)	Includes 3,300,000 shares held by Venturos AS and 350,000 shares held by Teto Invest V AS.
(7)	Includes options to purchase 40,000 shares of Common Stock.
(8)	Includes options to purchase 138,300 shares of Common Stock.
(9)	Includes options to purchase 148,300 shares of Common Stock.
(10)	Includes options to purchase 121,700 shares of Common Stock.
(11)	Includes options to purchase 145,000 shares of Common Stock.
(12)	Does not include shares that might be issued upon the conversion of convertible debt.

SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at the Company’s 2003 Annual Meeting of Shareholders must be received by the Company no later than January 31, 2003, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

OTHER MATTERS

The Board of Directors does not know of any matters which may come before the Company’s shareholders at the special meeting other than those mentioned in the Notice of Special meeting of Shareholders and referred to in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS David P. Moran President and Chief Executive Officer

August 27, 2002

MediaBin, Inc.
[MEDIABIN LOGO]
PROXY

Please sign and return this Proxy even if you plan to attend the meeting.
This Proxy is solicited on behalf of the Board of Directors.

The undersigned, a shareholder of MediaBin, Inc. (the “Company”), who holds the shares set out beside his or her name, does hereby appoint David P. Moran, Haines H. Hargrett, and Åsmund R. Sløgedal as proxies, or any of them, to vote all of the shares held of record by the undersigned at a meeting of the Company’s shareholders held on September 11, 2002, at 3:00 p.m. local time, in the fourth floor conference room at Ruseløkkvn. 26, Oslo, Norway, and at any adjournment thereof with respect to all matters that properly come before the meeting.

This Proxy may be revoked by giving written notice of revocation or a later dated proxy to the Secretary prior to the meeting or by attending the meeting and voting in person. If no direction is given, the shares represented by this Proxy will be voted in favor of the recommendations of the Board of Directors.

	FOR	AGAINST	ABSTAIN
1. INCREASE AUTHORIZED SHARES: To increase the number of authorized shares of the Company to 200,000,000.	☐	☐	☐
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE INCREASE IN AUTHORIZED SHARES AND FOR THE AMENDMENT TO THE 2001 STOCK OPTION PLAN.

2.    AMENDMENT TO THE 2001 STOCK OPTION PLAN:

To increase the number of shares of Common Stock reserved for issuance under the 2001 Option Plan by 37,225,508 shares.
Do not vote FOR Proposal 2 unless you also voted For Proposal 1.
	☐	☐	☐	PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. Receipt of the Notice of Special Meeting and of the Proxy Statement accompanying the same is hereby acknowledged.

No. of Shares Owned ____________________

Signature of Shareholder                                                                                   Print Name                                                                   Date                                     , 2002

NOTE:
Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.